EXHIBIT 10.1

PROMISSORY NOTE

$80,000.00	April 29, 2015

1. Promise to Pay. FOR VALUE RECEIVED, TITANIUM HEALTHCARE, INC., a Nevada corporation (herein called "Maker", whether one or more), promises to pay to the order of GML HOLDINGS, LP, a Texas limited partnership (herein, together with all subsequent holders of this Promissory Note ["Note"], called "Payee"), as hereinafter provided, the principal sum of EIGHTY THOUSAND AND NO/100 DOLLARS ($80,000.00), without any interest thereon.

2. Payments.

2.1 Payment Schedule. Installments on this Note shall be paid as follows:

(a) Installments in the amount of FOUR THOUSAND AND NO/100 ($4,000.00) shall be paid monthly on the first (1st) day of each and every calendar month beginning on May 1, 2015 and continuing through August 31, 2015;

(b) Installments in the amount of EIGHT THOUSAND AND NO/100 ($8,000.00) shall be paid monthly on the first (1st) day of each and every calendar month beginning on September 1, 2015, and continuing thereafter until April 30, 2016; and

(c) Any outstanding principal balance hereof shall be due and payable in full on May 1, 2016.

2.2 Place. All payments hereunder shall be made to Payee at the address of Payee as specified herein or as Payee may from time to time designate in writing to Maker.

2.3 Business Days. If any payment on this Note shall become due and payable on a Saturday, Sunday or any other day on which Payee is not open for normal business, such payment shall be made on the next succeeding business day of Payee.

2.4 Legal Tender. All amounts payable hereunder are payable in lawful money or legal tender of the United States of America.

2.5 Prepayment. Maker shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of this Note or any portion thereof. Any such partial prepayments of principal shall be applied in inverse order of maturity to the last maturing installment(s) of principal.

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3. Default and Remedies. If Maker fails to pay any part of the principal on this Note when the same becomes due (an "Event of Default"), then Payee may, at its option, without further notice or demand, pursue any and all other rights, remedies and recourses available to Payee hereof, including but not limited to any such rights, remedies or recourses under law or in equity. Additionally, if Maker fails, refuses or neglects to pay, in full, any installment or portion of the indebtedness evidenced hereby, as and when same shall be due and payable, then Maker shall be obligated to pay to Payee a late charge equal to five percent (5%) of the amount of such delinquent payment to compensate Payee for Maker's Event of Default and the additional costs and administrative efforts required by reason of such Event of Default.

4. Termination Agreement. This Note is issued in consideration for the early termination of that certain Lease dated February 21, 2014, by and between Maker's predecessor in interest, as tenant, and Payee, as landlord, the terms and conditions of such early termination being set forth in that certain Termination Agreement by and between Maker and Payee of even date herewith (the "Termination Agreement").

5. Notices. All notices or other communications required or permitted to be given pursuant hereto shall be in writing and shall be deemed properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, or (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the designated address of the intended addressee. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth herein. For purposes of such notices, the addresses of the parties shall be as set forth in the Termination Agreement.

6. Governing Law. This Note and the rights and duties of the parties hereto shall be controlled by and interpreted in accordance with the laws of the State of Texas.

7. Captions. The article and section headings used in this Note are for convenience of reference only and shall not affect, alter or define the meaning or interpretation of the text of any article or section contained in this Note.

8. NO ORAL AGREEMENTS. THIS NOTE, THE TERMINATION AGREEMENT, AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED BY MAKER IN CONNECTION WITH THIS TRANSACTION EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

9. Amendments. The provisions of this Note and the Termination Agreement may be amended or revised only by an instrument in writing signed by the Maker and Payee.

[Signature page follows.]

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EXECUTED as of the date and year first above written.

Address of Maker:	MAKER:

TITANIUM HEALTHCARE, INC.,
a Nevada corporation

Attention:	By:
Name:
Title:

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